Exhibit (l)

                             EATON VANCE MANAGEMENT
                            The Eaton Vance Building
                                255 State Street
                                Boston, MA 02109
                                 (617) 482-8260






                                             December 17, 2001



Small-Cap Portfolio
The Eaton Vance Building
255 State Street
Boston, MA  02109

Ladies and Gentlemen:

     With respect to our purchase from you, at the purchase price of $100,000, of an interest (an "Initial Interest") in Small-Cap Portfolio (the "Portfolio"), we hereby advise you that we are purchasing such Initial Interest for investment purposes and do not intend to withdraw the Initial Interest within the next 24 months.

                                             Very truly yours,

                                             EATON VANCE MANAGEMENT



                                             By: /s/ William M. Steul
                                                 -------------------------------
                                                  William M. Steul
                                                  Treasurer